EXHIBIT 23.2


                           STEVEN HOLLAND, CPA
                    3914 MURPHY CANYON RD., STE. A126
                          SAN DIEGO, CA. 92123
                             (619) 279-1640


I have prepared the attached audited financial statements for Innovative Medical Services for the fiscal years ended July 31, 1998 and 1997 contained in the Company's annual report on Form 10-ksb for the fiscal year ended July 31, 1998 and do hereby consent to their inclusion with the company's intended registration statement on Form S-3.


/s/STEVEN HOLLAND
- -----------------
Steven Holland, CPA


December 7, 1999